FOURTH AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


         THIS Fourth Amendment to First Amended and Restated Revolving Credit Agreement ("Fourth Amendment") by and among BETA OIL & GAS, INC., a Nevada corporation and the successor via merger to Red River Energy, Inc., an Oklahoma corporation ("Beta Oil"), and BETA OPERATING COMPANY, L.L.C., an Oklahoma limited liability company, and the successor via merger and name change to Red River Energy, L.L.C., an Oklahoma limited liability company ("Beta Operating") (Beta Oil and Beta Operating being collectively referred to herein as the "Borrowers") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION (the "Bank") is entered into effective as of the 15th day of March, 2002.

         W I T N E S S E T H:

         WHEREAS, pursuant to that certain First Amended and Restated Revolving Credit Agreement dated as of March 30, 1999, as amended from time to time, including without limitation, that certain Third Amendment thereto dated as of March 19, 2001 (collectively referred to herein as the "Existing Credit Agreement"), the Bank extended to the Borrowers' on a joint and several basis a Commitment for a $14,400,000 Revolving Credit Loan upon the terms and conditions therein set forth and under which Revolving Credit Loan advances would be extended from time to time to the Prior Borrowers therein described and defined by the Bank, subject to certain Collateral Borrowing Base and other limitations and conditions;

         WHEREAS, Borrowers have requested that the Bank (i) extend the maturity of the $25,000,000 Revolving Credit Note described in the Existing Credit Agreement from March 15, 2003, to March 15, 2004, with an increased maximum Commitment amount thereon of $14,500,000 (the "Revolver Commitment") and to increase the Collateral Borrowing Base to $14,500,000, and (ii) extend and renew the existing $3,700,000 guidance line of credit to the Borrowers to be used solely for hedge products to provide price protection for Borrowers' oil and natural gas production, including the issuance from time to time of standby letters of credit for one or both of the Borrowers' account in the name of such other counter-party, as beneficiary, in connection with certain ISDA Agreements entered into from time to time in connection therewith, in the reduced maximum principal amount of $2,900,000 payable on a DEMAND basis and in no event later than March 15, 2003 (the "Guidance Commitment") and to otherwise modify and amend certain of the provisions of the Existing Credit Agreement as hereinafter set forth (the Revolver Commitment and the Guidance Commitment collectively referred to herein as the "Commitments"); and

         WHEREAS, subject to the terms, provisions and conditions hereinafter set forth, the Bank is willing to so modify and amend the Existing Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the Borrowers and the Bank hereby agree as follows:

         1. Each of the following Sections in Article I shall be amended in their entirety to read:

                           1.10 "Commitments" shall mean the Revolver Commitment and the Guidance Commitment, collectively.

                  Sections 1.26 and 1.27 are deleted.

                           1.39     "Loans"   shall  mean  the   Revolving
                  Credit  Loans  and  the  Guidance   Loan, collectively.

                           1.44 "Notes" shall mean the Guidance Note and the Revolver Note, collectively.

                           1.52 "Revolving Credit Loans" shall have the meaning
                  ascribed thereto in Section 2.1(a) of this Agreement.

         2. The following definitions shall be added to Article I as follows:

                           1.60 "Guidance Commitment" shall have the meaning ascribed to in Section 2.1 (b) of this Agreement.

                           1.61 "Guidance Loan" shall have the meaning ascribed thereto in Section 2.1(b) of this Agreement.

                           1.62 "Guidance Note" shall have the meaning ascribed to in Section 2.2(b) of this Agreement.

                           1.63 "Hedge Agreements" means interest rate Swap, cap
                  or collar agreements, interest rate and/or oil and gas future or option contracts, currency Swap agreements, currency future or option contracts and other similar agreements, and includes without limitation the ISDA Agreements. "Hedge Transaction" means a transaction pursuant to which one or both Borrowers or any of their Subsidiaries hedge the price to be received by them for future production of their hydrocarbons, including price Swaps under which one or both of the Borrowers or any of their Subsidiaries agree to pay a price for a specified amount of hydrocarbons determined by reference to a recognized market on a specified future date and the contracting party agrees to pay either of the Borrowers or their Subsidiaries a fixed price for the same or similar amount of hydrocarbons. "Prohibited Hedge Transactions" shall mean the obligations by either of the Borrowers or any of their Subsidiaries entering into (i) both physical and financial hedging transactions effective at concurrent or overlapping periods of time on the same volumes of production or (ii) hedging transactions for more than seventy percent (70%) of Borrowers' aggregate monthly production.

                           1.64 "Risk Management Agreements" shall mean any
                  commodity, interest rate or currency Swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection agreements or any option with respect to any such transaction.

                           1.65 "Revolver Commitment" shall have the meaning ascribed to it in Section 2.1(a) of this Agreement.

                           1.66 "Revolving Credit Loans" shall have the meaning ascribed to it in Section 2.1(a) of this Agreement.

                           1.67 "Revolver Note" shall have the meaning ascribed to it in Section 2.2(b) of this Agreement.

                           1.68 "Swaps" shall mean, with respect to any Person,
                  payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligations under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         3. Section 1.32 is hereby amended in its entirety to read as follows:

                           1.32 "Indebtedness" shall mean and include any and
                  all: (i) indebtedness, obligations and liabilities of the Borrowers to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Notes and all lawful interest, commitment and non-usage fees, letters of credit issuance and processing fees and other charges, and all reasonable costs and expenses incurred in connection with the preparation, filing and recording hereof and of any amendment, extension, restatement or modification of the Loan Documents, including attorneys fees; (ii) any and all derivative products obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrowers to the Bank herein arising under or in connection with any Hedge Agreements, Swaps or other Risk Management Agreements; (iii) all reasonable costs and expenses, including attorneys' fees, paid or incurred by the Bank in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness and in protecting and preserving the Bank's interest in the Indebtedness or any collateral or security for any Indebtedness in any bankruptcy or reorganization proceeding, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; (iv) sums expended by the Bank in curing any Event of Default or Default of the Borrowers under the terms of this Agreement, the other Loan Documents or any other security agreement or other writing evidencing or securing the payment of the Note, together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (v) all "Indebtedness" or "Secured Indebtedness" as said terms are defined in each of the Loan Documents.

         4. The Revolver Commitment is hereby renewed and increased to the maximum principal amount of $14,500,000. All Revolving Credit Loans created pursuant thereto shall be evidenced by that certain replacement Revolving Credit Note dated as of March 15, 2002, from the Borrowers payable to the order of the Bank in the face principal amount of $14,500,000 (the "Revolver Note"). Notwithstanding the stated face amount of the Revolver Note, the maximum Revolver Commitment initially shall be limited to the lesser of (i) $14,500,000 or (ii) the Collateral Borrowing Base amount as determined and adjusted from time to time in accordance with the terms and provisions of Article 3 of the Existing Loan Agreement.

         5. Sections 2.1 and 2.2 of the Existing Loan Agreement are deleted and replaced in their entirety with the following:

                  2.1      The Commitments.

                           (a) Revolver Commitment. The Bank agrees, upon the
                  terms and subject to the conditions hereinafter set forth, to make a revolving line of credit loan (collectively the "Revolving Credit Loan") to the Borrowers to be funded immediately upon Borrowers' request and satisfaction of all of the conditions set forth in Article V hereof for the limited purposes of financing the Borrowers' (a) purchase of certain producing oil and gas properties from time to time, (b) production, work-over and exploration expenses and other development, drilling and operating expenses pertaining thereto, (c) the issuance of certain standby letters of credit on Borrowers' account in connection with their operation of such oil and gas properties, and (d) general corporate purposes and business needs. Unless its Revolver Commitment shall be sooner terminated pursuant to the provisions of this Agreement or the other Loan Documents, the Revolver Loan shall mature on March 15, 2004. In no event shall the sum of the outstanding and unpaid amount advanced on the Revolving Credit Loans plus the aggregate unfunded amount of unexpired letters of credit issued under the Revolver Commitment be in excess of the least of (i) original face amount of the Revolver Note ($25,000,000), (ii) the then applicable maximum amount of the Revolver Commitment (currently $14,500,000) or (iii) Collateral Borrowing Base then in effect (initially set at $14,500,000 with the Borrowers' concurrence and agreement). Multiple advances shall be permitted on the Revolving Credit Loans. Notwithstanding the face amount of the Revolver Note, the maximum amount available thereunder (including the aggregate unfunded amount of issued but unexpired letters of credit pursuant to the Revolver Commitment) shall in no event exceed the then applicable amount of the Revolver Commitment (initially $14,500,000).

                           (b) Guidance Commitment. The Bank agrees, upon the
                  terms and subject to the conditions hereinafter set forth, to establish a guidance line of credit ("Guidance Loan") to the Borrowers for the limited purpose of utilization of hedging products issued by the Bank or other financial institutions or similar counter-parties acceptable to the Bank, including the issuance of standby letters of credit in favor of such applicable counter-party(ies), as beneficiary(ies), in connection with price protection/hedging under the then applicable ISDA Agreements (collectively the "ISDA Letters Credit"), each with a final expiry date not later than March 15, 2003. In no event shall the amount of issued and unfunded ISDA Letters of Credit outstanding, plus all amounts obligated or advanced under the Guidance Commitment and remaining then unpaid and outstanding on the Guidance Note be in excess of the original face principal amount of the Guidance Note ($2,900,000).

                  2.2      The Notes

                           (a) Revolver Note. On the Closing Date, the Borrowers
                  shall execute and deliver to the order of the Bank their term note in the principal amount of $25,000,000, the form of which is annexed hereto as Exhibit A-1 and hereby made a part herein (hereinafter referred to as the "Revolver Note"). The Revolver Note shall be dated as of the Closing Date, and shall bear interest payable monthly on the last day of every calendar month, commencing March 31, 2002, on unpaid balances of principal from time to time outstanding at the adjustable variable annual rate equal from day to day to the rate applicable pursuant to the interest rate grid set forth on
                  Section 2.8(a) of the Existing Credit Agreement. After maturity (whether by acceleration or otherwise), the Revolver Note shall bear interest at the Default Rate payable on demand. Interest shall be calculated on the basis of a year of 360 days, but assessed for the actual number of days elapsed in each accrual period.

                           (b) Guidance Note. As of the Closing Date, the
                  Borrowers shall execute and deliver to the order of the Bank their promissory note in the principal amount of $2,900,000, the form of which is annexed hereto as Exhibit A-2 and hereby made a part hereof (hereinafter referred to as the "Guidance Note"). The Guidance Note shall be dated as of the Closing Date. All draws on ISDA Letters of Credit issued under the Guidance Note shall be payable to the order of the Bank ON DEMAND and in no event later than March 15, 2003. The Guidance Note shall accrue interest at a variable annual rate equal from day to day to the rate applicable pursuant to the interest rate grid set forth in Section 2.8(a) of the Existing Credit Agreement.

                           (c) Payments on Notes. All payments and prepayments
                  on the Notes shall be made in lawful money of the United States of America in immediately available funds. Any payments or prepayments received by the Bank after 2:00 o'clock p.m. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. Any voluntary prepayment shall be applied first to accrued but unpaid interest then to the next succeeding installment(s) of principal. All outstanding principal of and accrued interest on the Notes not previously paid hereunder shall be due and payable ON DEMAND but in no event later than March 15, 2003 (insofar as the Guidance Note is concerned) and at final maturity on March 15, 2004 (insofar as the Revolver Note is concerned), unless such maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof.

         6. Section 2.3 of the Existing Credit Agreement is hereby amended by replacing "March 15, 2003" with "March 15, 2004," thus extending the final maturity date of the Revolver Note from March 15, 2003 to March 15, 2004.

         7. Effective as of the date of this Fourth Amendment to the date the Revolver Commitment expires or is otherwise terminated, Borrowers shall pay to the Bank a fee on the unused portion of the Commitment equal to one-fourth of one percentage point (0.25%) per annum, due quarterly in arrears as the same accrues and payable on the fifteenth day of the month next following the close of each calendar quarter, commencing April 15, 2002, for the calendar quarter ending March 31, 2002, calculated on the amount by which the then applicable Commitment amount available hereunder (currently $14,500,000) exceeds the sum of
(i) the average daily outstanding principal balance of the Revolver Note plus
(ii) the amount available on outstanding but unexpired Letters of Credit issued under the Commitment pursuant to Sections 2.1 and 2.7 of this Agreement. Such non-usage fee shall be computed daily on the basis of a calendar year of 360 days but assessed only for the actual number of days elapsed during each accrual period.

         8. The applicable interest rate provisions of Section 2.8(a) of the Existing Credit Agreement shall be amended and modified to provide that the Base Rate Option margins and the Libor-Rate Option margins, respectively, shall be determined by the percentage the outstanding Revolving Credit Loans evidenced by the Revolver Note bears to the then applicable Collateral Borrowing Base (currently $14,500,000) as follows:

         Percentage Loans to                Base Rate              Libor-Rate
         Collateral Borrowing Base          Margin                 Margin

         greater than 90%                   zero                   plus 2.20%

         greater than 50%
         but less than or equal to 90%      minus 0.25%            plus 2.00%

         less than or equal to 50%          minus 0.25%            plus 1.80%

         9. Section 2.7 of the Existing Loan Agreement is deleted and replaced by the following:

                  2.7      Provisions for Letters of Credit.

                           (a) Any Letters of Credit issued with an expiry date
                  later than March 15, 2004, and any ISDA Letters of Credit issued with an expiry date later than March 15, 2003, will, at the Bank's sole option, be fully secured and collateralized by cash or cash equivalent acceptable to the Bank in its sole discretion and held thereby from and after March 15, 2003 (insofar as ISDA Letters of Credit are concerned) or March 15, 2004 (insofar as Letters of Credit are concerned), until expiration or cancellation of such Letter(s) of Credit or ISDA Letter(s) of Credit or payment of all draws thereon demand of the Bank.

                           (b) No Letter of Credit will be issued if at the time
                  of issuance the aggregate amount of (i) all unfunded and unexpired Letters of Credit then existing plus (ii) any amounts advanced under the Revolver Note plus (iii) the maximum amount of such Letter of Credit then being requested would exceed the lesser of (x) $14,500,000 or (y) the then applicable Collateral Borrowing Base. No ISDA Letter of Credit will be issued if at the time of issuance the aggregate amount of (i) all unfunded and unexpired ISDA Letters of Credit then existing plus (ii) any amounts advanced or otherwise obligated on the Guidance Note and the Guidance Commitment, plus (iii) the maximum amount of such ISDA Letter of Credit then being requested would exceed $2,900,000.

                           (c) All Letters of Credit and all ISDA Letters of
                  Credit shall contain language acceptable to the Bank pertaining to automatic cancellation/reduction, as applicable.

                           (d) If any Letter of Credit or any ISDA Letter of
                  Credit is drawn upon at any time, each amount drawn, whether a full or partial draw thereon, shall be paid by wire transfer and reflected by the Bank as an (i) advance on the Revolver Note (insofar as any Letter of Credit is concerned) and (ii) advance on the Guidance Note (insofar as any ISDA Letter of Credit is concerned) effective as of the date of the Bank's honoring the sight draft, and such Letter of Credit or ISDA Letter of Credit, as applicable, shall be canceled immediately upon such wire transfer.

                           (e) In consideration of the Bank's agreement to issue
                  Letters of Credit and ISDA Letters of Credit hereunder, the Borrowers agree to pay to the Bank letter of credit fees equal to one percent (2.25%) per annum on the face amount of each Letter of Credit and each ISDA Letter of Credit plus normal processing fees, which such fees shall be due and payable to the Bank at the time of issuance of each Letter of Credit or ISDA Letter of Credit, as applicable, and shall be paid by debit in such amount to the Borrowers' general operating account established with the Bank, not sooner than three (3) days following the mailing by regular mail of notice of such intended debit.

         10.      Add new Section 2.14 as follows:

                           2.14 Margin Fee. Borrowers shall pay to Bank from
                  time to time, as a margin usage fee for the Guidance Commitment, upon written notice from the Bank to the Borrowers, an amount equal to two percent (2.0%) per annum (a monthly fee equal to one-twelfth [1/12th] of such 2% per annum fee)) plus applicable transaction fees on pricing or hedging protection products furnished by the Bank; provided, however, any such margin fees, to the extent applicable, shall be assessed by the Bank on a per transaction monthly and pro rata basis for the fair value, if any, in excess of $200,000 and based on the margin the Bank is required to post from time to time, as calculated monthly for its hedging customers.

         11.      Add new Section 6.22 as follows:

                           6.22 Hedging. If and to the extent the Borrowers
                  elect to institute risk management, hedging or other similar forms of price protection for crude oil and natural gas volumes, such devices shall include a "price floor" or comparable financial hedge or Risk Management Agreement acceptable to the Bank in all respects (including price), covering a maximum of 70% of Borrowers' aggregate existing oil and gas monthly production (as forecast in the Bank's most recent semiannual engineering valuation pursuant to Section
                  3.2 hereof, and otherwise in form, content and substance acceptable to the Bank. Borrowers shall not enter into any Prohibited Hedge Transaction, including, without limitation, any financial and physical hedge transactions affecting or covering the same volume of production for concurrent or overlapping periods of time. The applicable counter-party to any ISDA Agreement shall be acceptable to the Bank and approved thereby in writing.

         12.      Add new Section 6.23 as follows:

                  6.23     Financing Statements and Reports.

                           (a) Monthly Volume Reports. Borrowers shall submit to
                  the Bank comprehensive monthly volume reports effective as of the close of each calendar month by the last Business Day of the next following calendar month, all of which shall be in detail, form, content, substance and scope reasonably acceptable to the Bank.

                           (b) Hedge Reports. As soon as available on a monthly
                  basis and no later than the tenth (10th) day of each succeeding calendar month (commencing as of June 10, 2002, for the calendar month ending May 31, 2002), Borrowers shall submit to the Bank a report, in form and substance satisfactory to the Bank, setting forth as of the last Business Day of such prior fiscal month end, a summary of Borrowers' hedging positions under all Risk Management Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrowers and their Subsidiaries, including the type, term effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, and any new credit support agreements relating thereto not previously disclosed to the Bank.

         13. The remaining terms, provisions and conditions set forth in the Existing Credit Agreement shall remain in full force and effect. The Borrowers restate, confirm and ratify the warranties, covenants and representations set forth therein and further represent to the Bank that, except as and only to the extent expressly waived in writing by the Bank, no default or Event of Default exists under the Existing Credit Agreement as of the date hereof. The Borrowers further confirm, grant and re-grant, pledge and re-pledge to the Bank a continuing and continuous first and prior mortgage lien against, security interest in and pledge of all of the items and types of Collateral more particularly described in Article IV of the Existing Credit Agreement and in the Mortgage and the Security Instruments described and defined therein, including the Additional Mortgaged Property being mortgaged concurrently herewith by Beta Oil in favor of the Bank pursuant to certain supplemental Security Instruments in form, scope and substance acceptable to the Bank.

         14. The Borrowers shall execute and deliver or cause to be executed and delivered to the Bank each of the following as express conditions precedent to the effectiveness of the amendments and modifications contemplated by this Fourth Amendment:

                  (i)      this Fourth Amendment;

                  (ii) the replacement Revolving Credit Note in the form annexed hereto as Exhibit A-1 and hereby made a part hereof and the replacement Guidance Note in the form annexed hereto as Exhibit A-2 and hereby made a party hereof;

                  (iii) applicable closing certificates (with resolutions attached) from each of the Borrowers in form, scope and content acceptable to the Bank, including full and complete copies of the articles of incorporation and bylaws of Beta Oil and the certificate/articles of formation and operating agreement of Beta Operating; and

                  (iv) applicable supplemental Mortgage instruments from the Borrowers and other supplemental or amendment Security Instruments, including without limitation, such additional or amending financing statements in the name of each of the Borrowers, as debtors;

together with such other and further documents and instruments as may be deemed appropriate by the Bank or the Bank's legal counsel.

         15. THE BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA, AND WAIVES ANY OBJECTION WHICH BORROWERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVE PERSONAL SERVICE OR ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 9.1 OF THE EXISTING LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE
(3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

         16. The Borrowers agree to pay to the Bank on demand all costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses and the fees of the Bank's engineers for evaluating the Mortgaged Property) incurred or accrued by the Bank in connection with the preparation, execution, closing, delivery, and administration of the Credit Agreement (including this Fourth Amendment), and the other Loan Documents (including Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. In any action to enforce or construe the provisions of the Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

         17. BORROWERS FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES, THE MORTGAGE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. BORROWERS AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         18. Any capitalized term used herein but not otherwise defined shall have the meaning given to such term in the Existing Loan Agreement.

         IN WITNESS WHEREOF, this Fourth Amendment is executed and delivered to the Bank in Tulsa, Oklahoma, by the undersigned duly authorized officer and manager of each of the Borrowers, which such officer has full power and authority to do so for, on behalf and in the name of each of the Borrowers by virtue of all necessary corporate action of the Board of Directors of each of the Borrowers.

                                BETA OIL & GAS, INC.,
                                a Nevada corporation, formerly
                                Red River Energy, Inc, an Oklahoma corporation

                                By
                                  ----------------------------------------------
                                Steve Antry, President

                                "Beta Oil"

                                BETA OPERATING COMPANY, L.L.C.,
                                an Oklahoma limited liability company, formerly Red River Energy, L.L.C., an Oklahoma limited liability company

                                By
                                  ----------------------------------------------
                                Steve Antry, President and manager

                                "Beta Operating"

                                (collectively the "Borrowers")


                                BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                                By
                                  ----------------------------------------------
                                Wes W. Webb, Vice President

                               "Bank"